Form C

Cover Page

Name of issuer:

AGGRESSIVELY ORGANIC, INC

Legal status of issuer:

Form: Other

Other (specify): Public Benefit Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/10/2017

Physical address of issuer:

9160 Ford Circle
Fishers IN 46038

Website of issuer:

http://www.aggressivelyorganic.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$0.25000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $0.25.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$11,737.00	$0.00
Cash & Cash Equivalents:	$187.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$61,233.00	$0.00
Long-term Debt:	$6,000.00	$0.00
Revenues/Sales:	$35,692.00	$0.00
Cost of Goods Sold:	$3,635.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($142,996.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

AGGRESSIVELY ORGANIC, INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mike Conk	Insurance Professional	Indiana Farm Bureau	2017
Jonathan Partlow	CEO	Aggressively Organic	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Troy Marchand	CFO	2018
Mike Conk	Chief Evangelist	2017
Chris Chick	Chief Science Officer	2017
Divyam Balani	Chief Technology Officer	2017
Steven Beach	Chief Happiness Officer	2018
Kris Edwards	Chief Operating Officer	2018
Jonathan Partlow	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jonathan Partlow	53175000.0 Common Stock	59.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are dependent on a supply chain. Should anything impede our supply chain, our operations may be delayed and our future revenues may be impacted. We need to continue vetting our sources to ensure that they are reliable and consistent.

If we aren't able to source our products quickly enough, our overall supply chain may be impacted negatively. We are dependent on our supply chain to deliver product to our customers.

There is a geopolitical risk to our business. Should the world economy change or tariffs be adjusted that will have impacts on our business which could be negative.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of hazardous materials. We and our products may also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, seeds and packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 93% -- Inventory

7% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 23% -- Inventory

20% -- Operational marketing

50% -- R&D for new product lines that are less expensive, to increase accessibility to our products

7% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of common stock of AGGRESSIVELY ORGANIC, INC (the "**Company**") pursuant to Regulation CF of the Securities Act (the "**Offering**"):

Size of Offering: $1,070,000.

Securities Offered: 4,280,000 shares of the Company's common stock (the "**Common Stock**").

Price Per Share: $0.25.

Minimum Subscription: 200,000 shares of Common Stock ($50,000).

Pre-money valuation: $22,237,239.50

Voting Proxy: The undersigned subscriber, and any successors or assigns of the undersigned (the "Grantor") (to the fullest extent permitted by applicable law) appoints the board of directors of the Company (such person, the "Proxy"), or any other designee of Proxy, as the sole and exclusive attorney and proxy of Grantor, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Grantor is entitled to do so) with respect to all of the Shares of the Company that now are or hereafter may be beneficially owned by Grantor, and any and all other Shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Proxy Shares") in accordance with the terms of Section 8 of the Subscription Agreement.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

SPV Reorganization. The investor hereby agrees to take any and all actions determined by the Company's board of directors in good faith to be advisable to reorganize this instrument and any shares of the Capital Stock issued pursuant to the terms of this instrument into a special-purpose vehicle or other entity designed to aggregate the interests of holders of the Shares.

Repurchase. If the company determines, in its sole direction, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and Repurchase Value is less than the Aggregate Value of the Sharesthe Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminated upon a Change of Control of Dissolution Event.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	200,000,000	87,948,958	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,000,000

Describe any other rights:

Options convert to common stock. Investors in this Subscription Agreement will receive common stock, with their voting rights proxied to the CEO.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

In the future we may issue shares of preferred stock in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of our common stock.

For example, the holders of preferred stock are typically granted a preference upon a liquidation, dissolution or winding up, our a sale of the company, which would mean they would be entitled to receive certain distributions before any payments to the holders of common stock. As another example, the holders of preferred stock are often granted the right to receive a certain amount of dividends before the payment of any dividends to the holders of common stock. Sometimes, the holders of preferred stock are granted anti-dilution rights, which means that if we issue future securities at below the price such investors pay for their shares of preferred stock, such holders would be entitled to the issuance of additional shares of common stock, through a reduction in the effective conversion price for such preferred stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;

- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Jay Steele
Issue date	07/01/18
Amount	$103,708.00
Outstanding principal plus interest	$95,000.00 as of 01/30/19
Interest rate	16.0% per annum
Maturity date	12/31/19
Current with payments	Yes

Related party loan from a former employee and stockholder.

Convertible Note

Issue date	06/01/17
Amount	$26,000.00
Interest rate	8.0% per annum
Discount rate	20.0%
Valuation cap	$20,000,000.00
Maturity date	06/01/20

Friends and family round. Part of a larger equity raise that has now converted.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2017	Section 4(a)(2)	Common stock	$316,000	General operations
6/2017	Section 4(a)(2)	Convertible Note	$26,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Jay Steele
Amount Invested	$103,708.00
Transaction type	Loan
Issue date	07/01/18
Outstanding principal plus interest	$95,000.00 as of 01/30/19
Interest rate	16.0% per annum
Maturity date	12/31/19
Outstanding	Yes
Current with payments	Yes
Relationship	Former employee and shareholder

Name	Tim and Lisa Conk
Amount Invested	$10,000.00
Transaction type	Priced round
Issue date	01/01/17
Relationship	Officer's parents

The board has voted and agreed to develop the commercial pipeline and partnerships including signing agreements with Progressive Herbs Inc. to facilitate the expansion into medicinal, healing and health and wellness arenas and Aggressively Fresh Inc. as the Farming and growing agricultural partner to increase accessibility to fresh, local produce, develop curricula and training for commercial growing operations of agricultural products and to spearhead, grow and develop the Agriculture as a Subscription models.

Aggressively Organic, may from time to time, in the normal course of business, conduct business with interrelated parties.

If, in the normal course of business, Aggressively Organic does have material related party interactions, these will be disclosed in a timely fashion.

Jonathan Partlow, Founder and CEO of Aggressively Organic, owns the patents, trademarks, and licenses in his name. Jonathan has a royalty agreement in place for Aggressively Organic to pay him 7% of victory gardens sold.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our Mission: End Food Insecurity By Giving Everyone Access To An Affordable, Simple, Sustainable Means Of Production and Control Over Their Own Food Supply Chain.

Our Patent Pending Methods and Apparatus are designed so that anyone can grow their own fresh food, flowers and houseplants regardless of space or experience.

It's so easy five-year-olds can do it.

In our Beta (Phase 1) we fulfilled more than 5,000 orders, bringing in over $1 Million + gross sales over the last 8 month period.

Our mission is worth repeating: We aim to end food insecurity everywhere.

We can achieve this by empowering individuals to have access to healthy food in a space-efficient way in an ever more crowded world and by taking advantage of the systems and methods efficiencies at scale.

Our methods are so revolutionary that major organizations, corporations, universities, cities, schools and even entire countries have expressed interest in using our kits for mass-scale food production.

Milestones

AGGRESSIVELY ORGANIC, INC was incorporated in the State of Delaware in April 2017.

Since then, we have:

- Current Victory Garden: Kit of 9 hexagonal planters and growth light all fits in one square foot of space.
- $1,000,000 + in gross sales in 8 months.
- A Public Benefits Corporation.
- Won the Food + City Challenge and Peoples Choice Awards at SXSW (South By Southwest).
- Featured in Forbes, Fast Company, Fox News CNBC, The Good News, Network, InHabitant Magazine, SXSW, Elephant Journal, etc.
- Patents Pending in 153 countries.
- A conventional head of lettuce requires 30.5 total gallons of water over its life. Ours requires 16 ounces.

Historical Results of Operations

Our company was organized in April 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $35,692. Our gross margin was 89.82% in fiscal year 2017.
- *Assets.* As of December 31, 2017, the Company had total assets of $11,737, including $187 in cash
- *Net Loss.* The Company has had net losses of $142,99 for the fiscal year ended December 31, 2017.
- *Liabilities.* The Company's liabilities totaled $67,233 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $103,708 in debt, $316,000 in equity, and $26,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

AGGRESSIVELY ORGANIC, INC cash in hand is $27,000, as of January 2019. Over the last three months, revenues have averaged $138,000/month, cost of goods sold has averaged $27,600/month, and operational expenses have averaged $28,300/month, for an average net margin of $82,100 per month.

We are currently profitable. If lieu of a successful raise, we would look to angel investors and institutional for additional funding.

In the next 3 - 6 months we expect our expenses to go up and revenues to go up, although revenues will go up faster than expenses. By September of 2019 we expect our revenue to be at about $900k monthly, our expenses to be at $485k monthly, and our cost of goods sold to be at $346k monthly.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://aggressivelyorganic.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Aggressively Organic Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chris Chick
Divyam Balani
Jonathan Partlow
Kris Edwards
Mike Conk
Steven Beach
Troy Marchand

Appendix E: Supporting Documents



INVEST IN AGGRESSIVELY ORGANIC INC.

maximum target met

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raised of $0 maximum target from 0 investors

Grow Food - Teach Kids - Save the World Empowering Everyone to Grow Fresh Food

Our mission is to end food insecurity by giving everyone access to an affordable, simple, sustainable means of production and control over their own food supply chain. Our Patent Pending Methods and Apparatus are designed so that anyone can grow their own fresh food, flowers, and houseplants regardless of space or experience. It's so easy five-year-olds can do it. In our Beta (Phase 1) we fulfilled more than 5,000 orders, bringing in over $1 million gross sales over the last 8 month period.



Jonathan Partlow
CEO
Serial Entrepreneur, 20+ years as strategic designer, experience designer, business model designer



$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

$22.2M pre-money valuation

$0.25 per share
Common Stock

If you invest, you're betting Aggressively Organic Inc. will be worth more than $22.2M in the future.

Earning a return

Learn more about equity fundraises

pbc_amp_b_corps ag_tech agriculture food

Why you may want to invest

1. Current Victory Garden: Kit of 9 hexagonal planters and growth light all fits in one square foot of space.
2. $1,000,000 + in gross sales in 8 months.
3. A Public Benefits Corporation.
4. Won the Food + City Challenge and Peoples Choice Awards at SXSW (South By Southwest).
5. Featured in Forbes, Fast Company, Fox News CNBC, The Good News, Network, InHabitant Magazine, SXSW, Elephant Journal, etc.
6. Patents Pending in 153 countries.
7. A conventional head of lettuce requires 30.5 total gallons of water over its life. Ours requires 16 ounces.
8. Food insecurity is considered a major health crisis that costs the U.S. over $160 billion annually.

Our Ambition

Our mission is worth repeating: We aim to end food insecurity everywhere. We can achieve this by empowering individuals to have access to healthy food in a space-efficient way in an ever more crowded world and by taking advantage of the systems and methods efficiencies at scale.Our methods are so revolutionary that major organizations, corporations, universities, cities, schools and even entire countries have expressed interest in using our kits for mass-scale food production.

Pitch_Deck_Aggressively_Organicv1_.pdf

https://aggressivelyorganic.com

Why I Like Aggressively Organic Inc.

It really is a plug in and play type of system. You don't need a lot of knowledge about farming. It has a much better taste, it's fresher and really nice to have right here.



Jeff Barranco

CUSTOMER, MEMBER OF THE ANDERSON SCHOOL BOARD

THE BUZZ ABOUT AGGRESSIVELY ORGANIC INC.

All you need is a proper Victory Garden kit from Aggressively Organic. I found this neat little company and love their messaging. I love them so much that I signed up as an affiliate. Yes, I sure did. It's because this company goes above and beyond trying to solve the ever-growing hunger issue in our country and our world. They do a lot to educate people about how to turn things around, to stop being a food desert where city dwellers in poor areas have to depend on food banks and government assistance, and they donate in a big way to food banks. The founders also donate a heck of a lot of their time to showing others how to take control over their food sources.



Sandra Rea
Ghostwriter and professional copywriter for 20+ years; masterful marketer; real estate entrepreneur

After eating the food that I grew in Aggressively Organic Pods, I cannot eat store or restaurant veggies again. The ones in AO pods are that good!

Kelly F.
Customer

Love Them! Our staff of 3 people has 12 systems on our break room counter. We have been eating huge salads for months. Amazing!

Kayla C.
Customer

I will forever be the teacher that taught my students that food doesn't come from a store and they can grow it themselves. They even ate the vegetables.

Erin N.
Customer and Teacher

Innovation Spotlight With Jonathan Partlow and Shyam Ramakrishnan | AgTech Indiana 2018

Jonathan Partlow, CEO of Aggressively Organic, and Shyam Ramakrishnan, Ph.D., Fellow, Research & Clinical Investigation at Amway, discuss recent innovations within their industries at the 2018 AgTech Indiana Summit.
January 31, 2019 @ forbes.com

Aggressively Organic: This veggie farm fits in your apartment

A tomato variety called Tiny Tim, under grow lights at Aggressively Organic, a new start-up in Fishers that plans to...
January 25, 2019 @ masschallenge.org

AgriMarketing.com - Indiana Start-Up Aggressively Organic Launches Grow-At-Home System

Agri Marketing Magazine - A primary source of agribusiness news and discussion for the North American agribusiness community.
January 25, 2019 @ agrimarketing.com

Aggressively Organic

By Chris Bavender I love where I live. A charming 1925 brick duplex with arched doorways, hardwood floors and a fenced in yard for the pups to run freely. The only drawback - there isn't any place for a garden. But, a Fishers company is helping
January 25, 2019 @ hamiltoncountybusiness.com

PMR #232: How Aggressively Organic Is Changing the Way We Grow and Eat Vegetables, with Jonathan Partlow

This week we welcome the founder and CEO of Aggressively Organic, Jonathan Partlow. This new company is aiming to put an end to factory farming and the unsustainable food practices we see in the modern world by supplying customers
January 25, 2019 @ paleomagazine.libsyn.com

Welcome to the startup farm: Why three startups are sharing one Austin house

When Sam Lillie found out that his Washington-based startup Vinder was accepted into a new Austin accelerator program, his plan was to live in his van during the four-month program.He and co-founder Mark DeJarnatt spent three days driving from Port

January 25, 2019 @ statesman.com

Farm World - weekly farm newspaper source for ag news, classifieds, auctions

"Our kale is sweet and delicious. It's because it is fresh and young. If you pick young leaves, the stems are not thick," he said. "Most vegetables in the supermarket have been picked two weeks ago. The USDA estimates that the average person eats or

January 25, 2019 @ farmworldonline.com

Aggressively Organic Touts New Growing Method: 'Lettuce' Prove It

An entrepreneur in Fishers says he's familiar with skeptics, but intends to prove them wrong one head of lettuce at a time. Which, amazingly, grows indoors. In a cardboard "box." With only 16 ounces of water for months. And trumps every taste test with far

January 23, 2019 @ insideindianabusiness.com

Q&A: Fishers firm uses plants in pods to battle food insecurity

Jonathan Partlow is founder of Fishers-based ag-tech company Aggressively Organic, a company focused on ending food insecurity by innovating agricultural practices. Aggressively Organic sells plants in micro pods that can be grown anywhere,

August 17, 2018 @ ibj.com

Local startup Aggressively Organic helps you become food independent

INDIANAPOLIS, Ind. -- More than a million Hoosiers do not know where they will get their next meal, and about 320,000 of those are children. Food insecurity continues to be a large problem across the US, especially in big cities. One initiative trying to

July 14, 2018 @ fox59.com

Aggressively Organic Pods Are Bringing Urban Farming To Your Kitchen

As urban framing increasingly becomes a hot topic for innovators around the world, one company in the U.S. called Aggressively Organic has developed a model to bring urban farming to your home, claiming it will change food insecurity, food resilience,

July 12, 2018 @ progrss.com

Indiana-based company to help consumers declare food independence

Help end food insecurity with Aggressively Organic, a Public Benefits Corporation and intellectual property company focused on agricultural bioscience technology. Wondering exactly what that means?

July 9, 2018 @ wishtv.com

These low-tech indoor gardens bring vegetables to your kitchen

The company's new kits, which will begin shipping to customers in August, come with seeds that someone can plant in a small pod made from coconut coir, a byproduct of making coconut water. After the plants sprout up, the pods get moved to small

June 29, 2018 @ fastcompany.com

A Garden That Grows Food Fast: A new micro-garden approach may take food scarcity off the table

By Daniel Tweedall Most of us can choose what our next meal will be, from eating out, to making a home-cooked meal, or even reheating leftovers. Unfortunately, many in this country experience uncertainty about where their next meal will come from.

May 27, 2018 @ greenlivingaz.com

These Affordable Plant Pods Can Grow A Half-Acre of Lettuce in One Room

The makers of the micro-gardening system boast that it can grow more lettuce in a 10-foot room than on a half-acre of farmland. To top it off, indoor gardening is nearly hands-off because planters only need to water the pods every few weeks.

May 13, 2018 @ naturalblaze.com

Cheap 'Plant Pods' That Can Grow More Lettuce in a Room Than Half-Acre Plot May End Hunger

Imagine if you could have a cheap, nutritious food source in your home that required no daily maintenance. While it may sound too good to be true, that is exactly what this company is doing.

May 4, 2018 @ goodnewsnetwork.org

Indiana Ag Tech Company Aims to End Food Insecurity

"We can make such an impact on food that we could truly-not just pie in the sky-create a world of abundance 365 days a year, 24 hours a day." To say that Jonathan Partlow has big and aggressive plans for his ag tech startup, Aggressively Organic,

April 25, 2018 @ nuvo.net

Weekly Top 5: Organic News You Need to Know

Register Now for OFRF's Free Webinar Series on Soil Health The Organic Coup Will Add Ingredient Labels To Their Packaging Indiana Startup Says Its Indoor Veggie Farms Can End Hunger Gen Z Demands Even More Organic From Our Food System

April 12, 2018 @ organicproducenetwork.com

Fishers startup says its indoor veggie farms can end hunger

A Fishers entrepreneur is bringing farms into the kitchen. And the garage. And the closet. And anywhere else at home one might have room indoors for small planters of lettuce, carrots or tomatoes. Jonathan Partlow, founder of Aggressively Organic, sells

April 4, 2018 @ indystar.com

Amazing plant pods can grow more lettuce in a 10×10 room than a farm can grow on 1/2 acre

Aggressively Organic's hydroponic micro-growth chambers can grow more lettuce in a 10-by-10-foot room than can be grown on half an acre of land on a traditional organic farm. They want to make growing local produce easy and their systems only

November 7, 2017 @ inhabitat.com

Feeding the World Starts On Your Countertop

We started with a few simple questions: how do we make food accessible to everyone? How do we scale farming without pesticides? How do we make it so simple that anyone, regardless of space or experience, can do it?





We ended up with our patented Micro Pods which grow food, flowers, houseplants, and even trees. All we use is a growth medium, water, and nutrient solution. It's so simple that kindergarteners are doing it!

Total Addressable Market: $255 Billion


174M
Prospects
U.S. Gardeners
Schools (K-12)
Small & Micro Farmers
U.S. Urban Farmers
Fundraising & Orgs

Market size $255B

Moe than $845K+ in Revenue in Just 6 Months

$845K+	5,336 orders	$288K
Sales from June - December 2018	From June to December 2018	Total marketing spend

We sold our beta one version from June to December 2018. Over six months, we grossed $845K+ in sales and spent $288K on marketing. [Could you 1 sentence here about how those 6 months went and why you stopped sales and advertising? What did you learn? How did stopping sales better position you for growth? Be sure to frame these positively.]

How We Compare to Conventional Farms

1,500	16:1	0.4% water use
Average miles traveled for the food on your dinner plate	16 calories of energy spent for every 1 calorie of food	Our lettuce grows with 0.4% of the water used on a traditional farm

What's Next: Ending Food Insecurity Everywhere

Our mission is to end food insecurity in our lifetime. It's easy to use our pods to mass-produce food, and we're in talks with multiple large organizations and even countries who want to use our product for mass agriculture. We can't create new ground, but we can grow an unlimited number of plants vertically and feed the world.

Founder



Jonathan Partlow

CEO

Serial Entrepreneur, 20+ years as strategic designer, experience designer, business model designer

AND THE REST OF THE TEAM



Christopher Chick

Chief Science Officer

Masters in Molecular Environmental Plant Science, Monsanto International Plant Breeding Fellowship



Troy Marchand

Chief Financial Officer

Socially Conscious Capital Consultant, 10+ years in Finance Investment, Seasoned Entrepreneur



Kris Edwards

Chief Operating Officer

Business Process Transformation Consultant, 20+ years in Business Solution Roles, Sales Development



Divyam Balani

Chief Technological Officer

Co-founder / Former Executive VP / Director of Global Operations at Strategic Design Association



Jack Waite

Advisor in Commercial Clients and Operations

Business and social entrepreneur skilled in building client relationships and Program Development



Mike Conk

Chief Evangelist

Indiana Farm Bureau Insurance Professional, Commercial Property Owner and Manager



Steven Beach

Chief Happiness Officer

Coordinates all customer service including online sales/support, social media sales, and marketing



Andy Malloy

Advisor in Operations & Growth to Scale

CEO of Hail Merry, Former VP of Sales at Nature Box, Bare Snacks, and GoGo Squeez



Christopher Myles

Advisor in E-Commerce and Full Stack Design

UX/UI Designer at eBay Marketplace, Skilled in eCommerce and Product Design



Greg Hardesty

Advisor in Chefs, Restaurants, and Hospitality

Celebrated Chef and Restauranteur



Marshall Trusler, MD

Advisor in Medical, Health, and Wellness

Orthopedic and Wellness Physician



Blake O'Mara

Advisor in Food Distribution and Logistics

Vice President at O'Mara Foods, Veteran Grocery Store and Food Operator



KC Cohen

Advisor in Finance & General Counsel

Senior Counsel at KC Cohen Lawyer PC, CEO of Dialoct



Terri Wilkinson

Advisor in Manufacturing and Logistics at Scale

Packaging Specialist, 20+ years in Sales & Recruiting, Experience working in Fortune 500 industry



Lance Kidder

Advisor in Marketing, Sales, and Support at Scale

Marketing and CRM Leader with expertise in breaking down business silos to build customer engagement



Padmanand Warrier

Advisor in Product and IT Management

Technology Exec experienced in product management, marketing, global partnerships for Fortune 100

Divyam Balani



Divyam Balani

Interview

– COLLAPSE ALL

WF: What is Aggressively Organic?

AO: Aggressively Organic's mission is to end food insecurity. We've created a new way to produce food so that anyone can grow their own organic food regardless of space or experience. We designed the Aggressively Organic Micro Dendritic Pod (or simply the "AO Micro Pod"), which grows food, flowers, houseplants, and even trees using a growth medium, water, and nutrient solution. No pumps, filters, hydroponic systems, or dirt – our system is so simple that a five-year-old can do it.

A head of lettuce that you would typically get at the store for $5 requires 3.5 gallons of augmented water and has a total water footprint of 30.5 gallons. We're doing it in 16 ounces of water.

In California, did you know that right now they're picking up lettuce in Northern California, shipping it to a Walmart fulfillment center in Texas, and putting it back on a truck and shipping it back to California? Within 20 miles of where it was originally grown.

WF: What does the AO Micro Pod look like?

AO: It's hexagonally shaped. There are only three shapes don't waste space. One's a triangle, one is a square, and one is a hexagon. The provisional patent, which is in 153 countries, covers the method, process, and utility, but not the shape.

Nine hexagon pods take up 1 square foot of space. We sell a nine-piece bundle as a "Victory Garden." We ship each pod flat and customers assemble it themselves. Each shipment comes with the Micro Dendritic Pod and the liner, which retains water. There's a hole in the top that holds our growth media cup. It's similar to an orchid cup or net cup in hydroponics terms. But we redesigned that, and we are the only ones that we know of using all hemp plastic net cups. It's made of hemp plastic so it's carbon negative. The hemp takes out more CO_2 than it takes for us to process it, make it, and ship it.

The other component is the growth media, which is what the seed is planted in and what the plant grows in. It's made from coco coir, a waste byproduct of the coconut industry, that is cut and compressed for our specifics needs into a disc that's flat and dry. It expands when you put it in water, and you plant the seed in it.

WF: How does the pod work?

AO: You put the seed into the coco coir growth media. The seed germinates and the roots grow out of the bottom. You then put it into the growth media net cup. You fill the pod with our dry nutrient solution mixed with water. You insert the net cup with plant into the pod, such that the roots are wet, and above that, you hang our aggressively efficient growth light. We designed the light specifically for plants. It actually mimics the sun, and it's great for humans in that it can help assist seasonal depression. It's a full-spectrum light. It's unlike anything else out there that has tried a hyperfocus of a blue light spectrum or a red light spectrum that may or may not be great for plants. We focused on a full spectrum so you get the full complement of nutrients.

Our IP protects what would be considered the hydroponic flower pot. The utility and process are so simple that a five-year-old could grow it. Now we have five-year-olds teaching three-year-olds. With the beta two version, we have all kinds of videos coming in from our clients showing us five-year-olds working with the product.

WF: What are the total dimensions?

AO: It's about one square foot, lights included. The lights were designed so you could put them underneath your upper cabinets in a kitchen with two-sided tape or Velcro, or we suggest command strips because they're super easy. You can hang it and it disappears. You can literally grow local, healthy, fresh food on your countertop.

Each pod is about four inches in diameter. That means there are two inches all around from the center for the plant. The pods are hexagonal so 9 pods fit in about one square foot of space.

WF: Can you briefly describe how traditional farming is done?

AO: In most farms, plants share water from the same recirculating water system, which means if one plant gets sick, they all get sick. Ours is one plant per system.

Traditional farms also use a lot of water and resources to grow plants, though it varies on the kind of farming you do. Then, farms cut and kill the plant, where they are shipped to a centralized hub for processing.

You'll notice when they do a recall on lettuce, they didn't say organic or non-organic. They say "all lettuces coming from a certain region" because all those farms use this centralized processing hub.

Then, the plants are put on a truck and shipped, again, to a local warehouse where it's held in cold storage. Then it's split into different hubs, taken to a store, and held or taken to another warehousing facility. All of that adds up to about 1,500 road miles for every morsel of food across the United States that's on your plate. That ends up being 16 calories of energy spent for every one calorie of food on your plate. That's the equivalent of putting $15 into a slot machine and getting $1 back. That's not a sustainable solution.

WF: If I'm a customer of Aggressively Organic, what do I buy? and what is your ongoing relationship with customers like?

AO: The customer buys a victory garden, and they get 12 Micro Dendritic Pods. We send 12 because we like them to have three pods for testing. They select the seeds that they want from our current selection of 81. They're shipped 12 pods, 30 coco coir for germinating and refills, 9 seeds, 9 liners, 2 nutrient solution packs (one big bag, one little bag), and our aggressively efficient grow light. It's a two-part nutrient mix that they add to their own water. And they're shipped the light. That's one victory garden that we sell for $139.99.

WF: How do you see the product growing?

AO: Our clients are amazing because they see that that's just the beginning. It's the opposite of a centralized system. We call it a micro global solution. Think of it like the Uber-ization of agriculture or agriculture on demand. We have clients that have one system growing on their countertop, and we also have some that want five. We have some that want ten or are creating their own farmers market supply chain with 100. We have distributors that are asking us to sell them. We have resorts wanting to use them to grow their own food. We have restaurants that realize that we can do agriculture on demand.

For example, right now a head of lettuce can cost between 50 cents to $5 and that may have nothing to do with the lettuce. It might be because of fuel prices. It might be a weather event. It might just be simple supply and demand like sage at Christmas or Thanksgiving. It's a supply chain issue where you could equalize and balance. You could equalize the farmers' income by giving them a growing method that runs 365 days a year.

We can't create new ground but we can grow 365,000 plants in 10,000 square feet only going up 72 inches. We have clients in all of these areas. We have them looking at retail. We have conversations happening now with grocery stores where they want to put this in the produce department. Instead of selling already dead stuff, they sell the system with the living plant. The client takes it home, puts a deposit on it like a returnable coke bottle. When they bring the system back, the store takes it and has it regrown in that same system. The customer gets that credit back towards their next one or keeps it at home and then comes into the store and buys a germinated cup that pops in. We know that works because we had one of our beta one clients do that at a local farmers market. They were selling the system and every month or two months somebody would come in and buy a refill to pop into their Aggressively Organic system.

WF: Are the pods and the system designed for specific plants?

AO: The pods are versatile. Right now, we offer two sizes. One is nine-inches tall and holds half a gallon of water and nutrients. The other is 4.5-inches tall and holds an eighth of a gallon. Your preference depends on how often you want to intervene, meaning how often do you want to fill it with water and nutrients. If you put lettuce in the tall one, you may not have to refill it for its entire life. You can be eating off of that lettuce for two months, or off kale for six months, or off basil for forever. Lettuce is great because it has very low water consumption.

The short 4.5 inch pods are mainly for commercial uses. For example, say a customer is growing 300,000 plants every month. If they're doing that at scale, the plants are on a watering rotation so you don't need to worry about leaving them unattended for two weeks. The short version is phenomenal at a commercial scale because you get into vertical gardening with racks and racks of plants. You can get more vertical space by using the shorter version. The short version is also great for kindergartners.

WF: It sounds like you really got going in 2017. How's the revenue growth and customer numbers been since then?

AO: We formed the corporation with the founding team in 2017. We went live on August 3, 2017. From there through November 15, we did a 100-day beta test to see if anybody wanted to buy our stuff. It was launch and learn. We spent $12,219 on Facebook ads. We did $80,000 in sales, and that's what really guided our entire company about what we thought was possible.

That $80,000 was just through our site. We have not done any campaigns yet. We did $80,000 in sales from people that wanted to buy a three pack, a six pack, or a nine pack for their home and grow it on their countertop. We did not include a light but we had commercial-scale growers that were transforming a one-car garage and retiring from their jobs because they were making more money growing stuff and selling it at farmers markets.

We had school systems come in and use them in their STEM programs. The kids would plant them and learn how to grow food. At the end of the three weeks, after they were done harvesting and eating vegetables, they gave the plants to us to give to a local food bank, which then took the same plants grown by kindergartners and fed an entire community for ten weeks harvesting off of those lettuce plants and leafy greens.

WF: What was your revenue trend in 2018?

AO: Total gross sales in 2018 were approximately $845,000. That's on 5,336 orders. Orders not units, since a customer might order multiple units. That was between June and Dec 31, and we only advertised 75 days of that time. We only advertised three and a half months for all of 2018. [See pitch deck for accurate sales and advertising per month]

We eventually stopped sales completely and really started focusing on what we learned. I was invited by the US Department of State to go to the global entrepreneurs summit in India in November 2017. We went to South by Southwest in 2018 and won Food City, which is where they invite 13 to 15 of the biggest game changers in the food supply chain. We were the only team to win that and the people's choice awards at South by Southwest. From that, we rolled into MASS Challenge.

We spent zero dollars on advertising until June 8 when we did a soft launch. We launched and did $80,000 in sales in the first month. We were able to do that because from January to June we were featured in Fast Company as a world-changing idea. We were written up in a handful of agricultural magazines. I spoke at Forbes AgTech. We were in lots of design magazines, architecture magazines, and permaculture magazines as well as health and wellness magazines.

But you have to run advertising. On June 1, we started advertising, and we did $97,168 in sales that month. Then on July 1, we started a 30-day advertising test to see if we can determine an algorithm. Can we put in X amount of dollars and get X amount of dollars back? What's our cost of acquisition? So in July, we did $216,700 in sales. We went from $97,000 to $216,000. We stopped advertising on August 15 because we realized we have to scale. I shut down advertising completely on August 15, and we still did $136,000 in sales in August. By the way, these were all pre-orders for what was expected to be an August delivery date. The delivery date didn't happen because our lights came in wrong. We then proactively spent September and October offering refunds.

WF: How much did you spend on advertising in 2018?

AO:

We spent $288,000.

WF: What about competitors? Are there other people doing what you're doing?

AO: There are, yes. We have probably three types of competitors. The flower pot itself is a competitor. When you use a flower pot, you're taking dirt that existed someplace in the world and you're using heavy equipment and diesel fuel to strip that dirt and then put it in the back of a truck, ship it somewhere, put it in a bag and ship it to your local big box store to turn around and put it into a flower pot that brings dirt inside your home. Everything that's beautiful about dirt outside that makes it work so wonderfully as an ecosystem, everything from coyote pee to bird droppings to fungus and molds and algae, you don't want in your home. And that dirt doesn't grow nearly as efficiently as our system. That's the low-tech competitor.

The next version is what we call the appliance-based B2C. That's something like an aerogarden. There's one called Heliponix, which is like a fridge. It's a huge appliance. You also have to intervene and use pumps and filters. Even though these appliances are large, Heliponix suggests growing one type of plant at a time because growing different kinds of plants so close to one another doesn't work so well (for example, plants will sometimes poison one another because they're fighting for limited resources). Because our design is one system per plant, you can grow any assortment of plants all right next to each other without the potential repercussions.

Then we go to the really high-scale competition. A company can spend $17 million to build a greenhouse to grow a monocrop like lettuce. That's the up-front infrastructure at scale and you can only grow one level. You have to test the pH balance and have $150,000 a year to pay technicians to run it. Now, that's at scale. Granted, you can grow $20 million worth of lettuce over 15 years. But in indoor agriculture, only one category is profitable and that's flowers. Only people that grow flowers in hydroponics have any chance of being profitable because there is so much high-end infrastructure and such a low margin problem. We can do that with zero infrastructure build-out. We can find an old warehouse or grow it in a basement.

WF: Do you know of anyone doing something similar to Aggressively Organic?

AO: Well, they really can't. Everyone thinks that to scale up you need to put more plants in one system, but we disagree. We can have many plants each in their own system and yield far better results than putting many plants in a single system. We believe growing one plant per pod is the real way to scale up as we can grow 9 plants per one square foot of space. One of the cooperators out there right now that I love is Tower Garden. It's a $600 base cost and the lights that go around it is another $500. It takes up a lot of space in your home, and it's not exactly gorgeous. We use Tower Gardens because we take our waste and throw it in there, but we have a warehouse that's 56,000 square feet. But it doesn't scale beyond that. We just shipped 96 units to the United Arab Emirates that they're putting in a sustainable home for the royal family to display for the next three months. Right next to it is a system that costs $500,000 and took engineers four months to design.

Our system is literally being assembled by kindergartners. They're using it as a display on sustainability. Are you going to throw a half a million dollar unit in your home to grow tomatoes? We had a beta one user building his new home. He loved our system so much that in his basement he designed our lights and plugs in his own shelving systems so he can grow tomatoes. He took it a step further and actually put power outlets in every single pantry and cabinet in his home because he can literally grow his own produce department inside of his kitchen cabinets. This gentleman redesigned his home after being a beta one user and trying the quality of the food.

Quality is the other issue. A University of California, Davis study says that 90 percent of the nutrients from leafy greens are gone 24 hours after it's cut and killed. So even if a head of lettuce is growing next door and somebody cuts it and puts it on a grocery store shelf, within 24 hours, you're only getting a small amount of the nutrients. You're paying a dollar and only getting ten cents worth of nutrients. But with our system, you cut off a piece of the plant when you need it and the plant keeps growing.

WF: In 2018, you did $850,000 in sales with a $300,000 ad spend. Given all the PR you've got, are you expecting a more viral takeoff in growth?

AO: You've got to understand that people don't even know who we are. It seemed like we had a big sales year, but it really wasn't. We already have 672 people who have signed up to be affiliates and distributors. We have a little over 305 requests to be a distributor and seller. We're having conversations with major retail players. Our issue on those big corporate sales is that it's a longer sales cycle. We are working on bulk orders now, but it's also about the amount of resources we have, which has been dependent on funding and support. There were three people that were working full time, including myself, not getting paid, just being compensated with equity and just loving it. Now we have built the Executive team and the fulfillment team.

WF: Do you have any data on customer continuity?

AO: We are already seeing those who have grown from Beta 2 are referring friends and after experiencing how easy it is they are buying more. We are forming a community of “We the People” taking control of our individual food supply chain for security, health, diversity, availability, and quality.

Our clients have become more than that in every way - they are partners, friends and together the beginning of how we change the world.

We also have refill kits and a subscription model coming, additional light options for our growers, a smaller system which is less expensive as a product system option, and an alternative commercial operations avenue. We also provide support, know-how, additional offers as well as provide the refills and components on a monthly basis.

WF: How do you see the company growing?

AO: People think that we are a B2C company. We're not. The B2C side introduces our product, but that's just the beginning. We're literally talking to countries about ending their food insecurity problem. A client that bought one has now brought us into an entire school system. We are partnered with the American Heart Association, The United Way, the Greenbay Packers, and Indiana University – and those were all inbound calls.

We're currently working with the world's largest direct sales company for a pilot test. They also happen to be the largest vitamin and nutrient company in the world, and they're looking at using us as their means of production to grow all of their botanicals for their supply chain.

That's the kind of continuity that's fascinating to us. To go from a client seeing us at South by Southwest to buying it for their entire corporation so that every single person in their office had a Victory Garden growing on their countertop. It's so people can have local, healthy, fresh food within the office space. They walk around and build a community harvesting off of each other's desk at lunch. It's a crazy thing that happens. That's why I say we're a platform, not a product.

RISKS

1 We are dependent on a supply chain. Should anything impede our supply chain, our operations may be delayed and our future revenues may be impacted. We need to continue vetting our sources to ensure that they are reliable and consistent.

2 If we aren't able to source our products quickly enough, our overall supply chain may be impacted negatively. We are dependent on our supply chain to deliver product to our customers.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Aggressively Organic Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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